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                                                                    EXHIBIT 23.3

                [LETTERHEAD OF RP FINANCIAL, LC. APPEARS HERE]




                                        October 2, 1998


Board of Directors
Pulaski Bancshares, M.H.C.
Pulaski Bank, A Federal Savings Bank
12300 Olive Boulevard
St. Louis, Missouri 63141

Gentlemen:

        We hereby consent to the use of our firm's name in the Application for Conversion of Pulaski Bancshares, M.H.C., the mutual holding company for Pulaski Bank, A Federal Savings Bank, St. Louis, Missouri and any amendment thereto, in the Form S-1 Registration Statement and any amendments thereto and in the Form H(e)1-S for Pulaski Financial Corp. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report, Appraisal Update Reports and our letter regarding subscription rights in such filings including the Prospectus and Prospectus Supplement of Pulaski Financial Corp.


                                        Sincerely,

                                        RP FINANCIAL, LC.

                                        /s/ Gregory E. Dunn

                                        Gregory E. Dunn
                                        Senior Vice President